CompoSecure Reports Record Second Quarter 2025 Financial Results

•Operating results exceed expectations across all key metrics
•Strong top line growth driven by domestic programs from traditional banks and fintechs
•Record profitability demonstrates early results from CompoSecure Operating System
•Raising previously issued full-year 2025 guidance

SOMERSET, N.J., August 7, 2025 -- CompoSecure, Inc. (Nasdaq: CMPO), a leader in metal payment cards, security, and authentication solutions, today announced its financial and operating results for the second quarter ended June 30, 2025.

“Our strong second quarter was driven by accelerating sales and improved profitability,” said Jon Wilk, President and CEO of CompoSecure. “We achieved record results, fueled by robust domestic demand and growth across both traditional banks and fintechs as well as generated another net positive quarter for Arculus. With strong gross margin improvement in the quarter, we are beginning to realize the benefits of the CompoSecure Operating System (COS), which is driving improved execution and enhanced profitability.”

Mr. Wilk added, “We saw exciting customer launches during the quarter including programs with Chase Sapphire Reserve, XP Legacy, Crypto.com, MGM Rewards and Gemini, among others, showcasing the benefits that our innovative products deliver as part of a card program’s overall value proposition. The Arculus team was also proud to announce the new Coinbase One Card, the first crypto card on the American Express network. Looking ahead, we anticipate sustained market demand as we focus on accelerating growth, delivering innovation, and executing against our strategic priorities.”

Dave Cote, CompoSecure’s Executive Chairman, stated: “CompoSecure’s second quarter results demonstrate our continued momentum and reinforce our position for long-term sustainable growth. The focus on establishing operational excellence through the CompoSecure Operating System and building a high-performance culture is starting to deliver improved profitability. While still early in unlocking CompoSecure’s full potential, we are encouraged by the team’s progress in driving efficiencies throughout the organization and accelerating commercial momentum with new customer wins. At the time we made our initial investment in CompoSecure, we had strong conviction that the business had a significant opportunity ahead of

it. As I evaluate this quarter’s performance, I have even greater confidence today in CompoSecure’s ability to create long-term value for our shareholders.”

Financial Results
As a result of the spin-off of Resolute Holdings Management, Inc. (“Resolute Holdings”) on February 28, 2025 and the execution of the management agreement with Resolute Holdings (the “Management Agreement”), CompoSecure is required to account for the operating results of its wholly owned operating subsidiary, CompoSecure Holdings L.L.C. (“CompoSecure Holdings”), under the equity method in accordance with U.S. GAAP, effective February 28, 2025.

The GAAP results presented below for the second quarter of 2025 reflect the conversion to equity method accounting. For clarity of comparisons and to best reflect the financial results, the Company is also presenting the full second quarter on a consolidated basis consistent with historical presentation under the “Non-GAAP” heading.

	2Q 2025			2Q 2024
	GAAP	Non-GAAP		GAAP		Non-GAAP
Net Sales ($ in millions)	$ —	$ 119.6	1	$ 108.6	2	$ 108.6	1,2
Gross Profit ($ in millions)	$ —	$ 68.8	1	$ 56.1	2	$ 56.1	1,2
Gross Margin (%)	—	57.5	1	51.6	2	51.6	1,2
Pro-Forma Adjusted EBITDA ($ in millions)		$ 46.3	1			$ 36.7	1,3
EPS/Adjusted EPS - Diluted	$ (0.26)	$ 0.25	1	$ 0.32		$ 0.23	1
Total Cash ($ in millions)	$ 4.8	$ 96.5	2,4	$ 35.4	2,5	$ 35.4	2,5
Total Debt ($ in millions)	$—	$ 192.5	4,6	$330.9	2,5,6	$ 330.9	2,5,6

1Refers to a Consolidated Non-GAAP measure. 2For 2Q24, Net Sales, Gross Profit, Gross Margin, Total Cash and Total Debt are identical on a GAAP and Non-GAAP basis, because such measures have historically been shown on a consolidated basis. As of June 30. 2025, $91.7 million of cash was held at CompoSecure Holdings, and not included in the GAAP results. 3Pro forma Adjusted EBITDA includes ~$3.4mm and $3.3mm management fee expense in 2Q25 and 2Q24, respectively. It was included as a pro forma adjustment to 2Q24 to allow for comparability across periods. 4As of June 30, 2025. 5As of June 30, 2024. 6 Non-GAAP Total Debt is comprised entirely of debt at Holdings.

Operating Results: Q2 2025 Financial Highlights (vs. Q2 2024)

•Non-GAAP Net Sales increased 10% to $119.6 million during the second quarter of 2025 compared to $108.6 million during the second quarter of 2024, driven by strong domestic demand and growth across both traditional financial institutions and fintech partners.

•Non-GAAP Gross Profit increased to $68.8 million or 57.5% of Net Sales, compared to $56.1 million, or 51.6%, in the year-ago period. The gross margin expansion reflects improved manufacturing efficiencies driven by the CompoSecure Operating System, along with favorable product mix.

•GAAP Net Loss was ($26.1) million compared to GAAP Net Income of $33.6 million in the year-ago period. The net loss was driven by non-cash items relating to the revaluation of warrant and earnout liabilities.

•GAAP Earnings Per Share attributable to Class A common shareholders was $(0.26) (Basic) and $(0.26) (Diluted) compared to income of $0.44 (Basic) and $0.32 (Diluted) for the year-ago period.

•Non-GAAP Adjusted Net Income was $28.4 million compared to $24.2 million in the year-ago period.

•Non-GAAP Adjusted Earnings Per Share was $0.28 (Basic) and $0.25 (Diluted) compared to $0.28 (Basic) and $0.23 (Diluted) in the year-ago period.

•Non-GAAP Pro Forma Adjusted EBITDA was $46.3 million compared to $36.7 million in the year-ago period, with the increase primarily due to strong sales growth and gross margin expansion.

Financial Condition

•GAAP Financial Condition: At June 30, 2025, CompoSecure had $4.8 million of cash and cash equivalents. The Company's liquidity needs are expected to be met with funding from the operations of CompoSecure Holdings.

Non-GAAP Financial Condition: At June 30, 2025, CompoSecure had $96.5 million of cash and cash equivalents and $192.5 million of Total Debt, resulting in Net Debt of $96.0 million and a Net Debt leverage ratio of 0.66x.
This compares to cash and cash equivalents of $35.4 million and Total Debt of $330.9 million, that resulted in Net Debt of $295.5 million and a Net Debt leverage ratio of 2.15x at June 30, 2024. Both periods reflect Pro Forma management fees to Resolute Holdings for comparative purposes.

Additional Highlights

•Exciting customer program launches from traditional banks, fintechs, and crypto exchanges including Chase Sapphire Reserve, Crypto.com, XP Legacy (Brazil), MGM Rewards, Coinbase, and Gemini, among others.

•Arculus partnered with Coinbase, Cardless and American Express to launch Coinbase One Card--the first crypto card on the American Express network--aimed at bridging the gap between Web3 and traditional finance.
•Received four prestigious ICMA (International Card Manufacturers Association) Élan Awards.

2025 Financial Outlook

For the full year, CompoSecure now expects total Non-GAAP Net Sales of approximately $455 million and Pro Forma Adjusted EBITDA of approximately $158 million, compared to prior guidance of mid-single digit growth for both. This updated guidance reflects continued commercial and operational momentum in the second half of the year and ongoing foundational investments. Guidance for Pro Forma Adjusted EBITDA includes the payment of the management fees to Resolute Holdings pursuant to the Management Agreement.

Second Quarter 2025 Earnings Conference Call
CompoSecure’s management team will discuss the Company’s results during a conference call on Thursday, August 7, starting at 5:00 p.m. Eastern Time. The call will contain forward-looking statements and other material information regarding CompoSecure’s financial and operating results. A live webcast and replay of the conference call will be available for interested parties to listen to by going to the Investor Relations section of the Company’s website at https://ir.composecure.com/news-events/events.

Date: Thursday, August 7, 2025
Time: 5:00 p.m. Eastern time
Dial-in registration link: here
Live webcast registration link: here

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

About CompoSecure
Founded in 2000, CompoSecure (Nasdaq: CMPO) is a technology partner to market leaders, fintechs and consumers enabling trust for millions of people around the globe. The Company combines elegance, simplicity and security to deliver exceptional experiences and peace of mind in the physical and digital world. CompoSecure’s innovative payment card technology and metal cards with Arculus security and authentication capabilities deliver unique, premium branded experiences, enable people to access and use their financial and digital assets, and ensure trust at the point of a transaction. For more information, please visit www.CompoSecure.com and www.GetArculus.com.

Forward-Looking Statements
This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although CompoSecure believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, CompoSecure cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning CompoSecure’s possible or assumed future actions, business strategies, events, results of operations, demand, the implementation of the CompoSecure Operating System and guidance for 2025 are forward-looking statements. In some instances, these statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect CompoSecure’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in CompoSecure’s forward-looking statements: the ability of CompoSecure to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees; the possibility that CompoSecure may be adversely impacted by other global economic, business, competitive and/or other factors, including tariffs; the outcome of any legal proceedings that may be instituted against CompoSecure or others; future exchange and interest rates; changes in our accounting and/or financial presentation; and other risks and uncertainties, including those under “Risk Factors” in filings that have been made or will be made with the Securities and Exchange Commission. CompoSecure undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures
Due to the spin-off of Resolute Holdings Management, Inc. and the resulting shift to equity method accounting under GAAP beginning February 28, 2025, CompoSecure is presenting a broader set of Non-GAAP measures, including an Adjusted Statement of Operations (Unaudited), an Adjusted Balance Sheet (Unaudited) to provide investors with financial information that we believe allows for greater comparability with our historical financial presentation and better represents the underlying performance of the standalone business across reporting periods. This press release also includes certain Non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from Non-GAAP financial measures used by other companies. CompoSecure believes Non-GAAP Net Sales, Non-GAAP Gross Profit, Non-GAAP Gross Margin, EBITDA, Adjusted EBITDA, Non-GAAP Pro Forma Adjusted EBITDA, Non-

GAAP Pro Forma Adjusted EBITDA Margin, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Adjusted Diluted EPS, Non-GAAP Total Cash, Non-GAAP Net Debt, Non-GAAP Net Debt Leverage Ratio and Free Cash Flow, and related measures are useful to investors in evaluating CompoSecure’s financial performance. Specifically, we believe EBITDA, Adjusted EBITDA, Non-GAAP Pro Forma Adjusted EBITDA, and Non-GAAP Pro Forma Adjusted EBITDA Margin provide valuable insight into operational efficiency independent of capital structure and tax environment; Non-GAAP Net Sales, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Total Cash, Non-GAAP Net Debt, Non-GAAP Net Debt Leverage Ratio and Free Cash Flow offer investors a clearer view of ongoing profitability by excluding non-recurring and non-operational items; and related measures provide greater comparability with CompoSecure’s historical results, following the change in accounting presentation required as a result of the spin-off of Resolute Holdings. In our results for Q12025, “Non-GAAP Net Sales,” “Non-GAAP Gross Profit,” “Non-GAAP Gross Margin,” “Non-GAAP Net Debt” and Non-GAAP Total Cash” were titled “Consolidated Net Sales,” “Consolidated Gross Profit,” “Consolidated Gross Margin,” “Consolidated Net Debt” and Consolidated Total Cash,” respectively. CompoSecure uses these Non-GAAP measures internally to establish forecasts, budgets and operational goals to manage and monitor its business, as well as evaluate its underlying historical performance and/or measure incentive compensation. We believe that these Non-GAAP financial measures depict the true performance of the business by encompassing only relevant and controllable events, enabling CompoSecure to evaluate and plan more effectively for the future. These Non-GAAP measures should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from these measures are significant components in understanding and assessing CompoSecure’s financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of CompoSecure’s liquidity. These Non-GAAP measures may be different from similarly titled Non-GAAP measures used by other companies. Additionally, CompoSecure’s debt agreements contain covenants based on variations of these measures for purposes of determining debt covenant compliance. CompoSecure believes that investors should have access to the same set of tools that its management uses in analyzing operating results. Please refer to the tables below for the reconciliation of GAAP measures to these Non-GAAP measures. Due to the forward-looking nature of the financial guidance included above, the charges excluded from the Non-GAAP financial measures, including with respect to depreciation, amortization, interest, and taxes that would be required to reconcile the Non-GAAP financial measures to GAAP measures are inherently uncertain or difficult to predict, so it is not feasible to provide accurate forecasted Non-GAAP reconciliations without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included, and no reconciliation of the forward-looking Non-GAAP financial measures is included.

Corporate Contact
Anthony Piniella
Head of Communications, CompoSecure
(917) 208-7724
apiniella@composecure.com

Investor Relations Contact
Sean Mansouri, CFA
Elevate IR
(720) 330-2829
CMPO@elevate-ir.com

Balance Sheet
(in thousands)
(unaudited)

	GAAP	Non-GAAP	GAAP
	June 30, 2025	June 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 4,808	$ 96,474	$ 77,461
Accounts receivables	—	69,260	47,449
Inventories, net	—	44,239	44,833
Prepaid expenses and other current assets	1,097	4,232	4,159
Total current assets	5,905	214,205	173,902

Property and equipment, net and right of use assets	—	21,181	28,852
Deferred tax asset	266,652	266,652	264,815
Other assets	—	13,951	6,349
Equity method investment	44,739	—	—
Total assets	$ 317,296	$ 515,989	$ 473,918

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	2,635	16,837	11,544
Accrued expenses	14,603	49,147	25,711
Current portion of long-term debt	—	13,750	11,250
Other current liabilities	34,582	36,668	27,817
Total current liabilities	51,820	116,402	76,322

Long-term debt, net of deferred financing costs	—	177,071	184,389
Warrant liability	137,440	137,440	104,231
Lease liabilities - operating leases	—	7,183	3,888
Tax receivable agreement liability	234,412	234,412	248,534
Total liabilities	423,672	672,508	617,364

Shareholders' deficit	(106,376)	(156,519)	(143,446)
Total liabilities and shareholders' deficit	$ 317,296	$ 515,989	$ 473,918

Note: The non-GAAP balance sheet represents a consolidation of the Company’s results with those of CompoSecure Holdings, for consistency with prior consolidated presentation.

Statements of Operations
Three Months Ended June 30, 2025 and 2024
(in thousands, except per share amounts)
(unaudited)
GAAP to Non-GAAP Operating Results

	Three months ended June 30, 2025				Three Months Ended June 30, 2024
	GAAP	Equity Method Adjustments		Non-GAAP	GAAP
	As Reported	Elimination of Equity Method Investment	Addition of Holdings	As Adjusted	As Reported
Net sales	$ —	$ —	$ 119,592	$ 119,592	$ 108,567
Cost of sales	—	—	50,792	50,792	52,495
Gross profit	—	—	68,800	68,800	56,072
Operating expenses:
Selling, general and administrative expenses	2,656		27,782	30,438	24,279
Income from operations	(2,656)	—	41,018	38,362	31,793

Other (expense) income:
Revaluation of warrant liability	(53,436)			(53,436)	5,604
Revaluation of earnout consideration liability	(10,721)			(10,721)	1,928
Change in fair value of derivative liability	—			—	178
Interest expense	—		(3,372)	(3,372)	(6,426)
Interest income	17		1,428	1,445	1,110
Amortization of deferred financing costs	—		(165)	(165)	(332)
Total other (expense) income, net	(64,140)	—	(2,109)	(66,249)	2,062
Income before income taxes	(66,796)	—	38,909	(27,887)	33,855
Income tax benefit (expense)	1,762			1,762	(258)
Earnings in CompoSecure Holdings L.L.C equity method investment	38,909	(38,909)		—	—
Net (loss) income	$ (26,125)	$ (38,909)	$ 38,909	$ (26,125)	$ 33,597

Add:
Depreciation and amortization				$ 2,341	$ 2,380
Income tax (benefit) expense				(1,762)	258
Interest expense, net (1)				2,092	5,648
EBITDA				$ (23,454)	$ 41,883

All Other changes
Stock-based compensation				5,186	5,238
Mark to market adjustments (2)				64,157	(7,710)
Add back incurred Management fees				3,419	—
Secondary offering transaction costs				—	586
Spin-Off cost				433	—
All other changes				$ 73,195	$ (1,886)

Adjusted EBITDA				$ 49,741	$ 39,997
Add back expenses incurred on behalf of Resolute Holdings prior to Spin -Off				—
Pro Forma full quarter Management Fee				(3,419)	(3,292)
Pro Forma Adjusted EBITDA				$ 46,322	$ 36,705
Note: The Non-GAAP columns represent a consolidation of the Company’s results with those of CompoSecure Holdings, for consistency with prior period presentation. 1Includes amortization of deferred financing costs for the three months ended June 30, 2025 and 2024, respectively. 2 Includes changes in fair value of warrant liability, derivative liabilities and earnout consideration liability for the three months ended June 30, 2025 and 2024, respectively.

Statements of Cash Flows
(in thousands) (unaudited)

	Six Months Ended June 30,
	2025	2025	2024
	As reported	Non-GAAP	As reported
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$ (4,633)	$ (4,633)	$ 50,670
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	1,623	4,614	4,601
Stock-based compensation expense	3,987	10,906	9,635
Earnings in equity method investment	(53,753)	—	—
Cash receipts from Holdings	15,933	—	—
Amortization of deferred financing costs	74	297	669
Revaluation of earnout consideration liability	(509)	(509)	(470)
Revaluation of warrant liability	35,515	35,515	1,793
Change in fair value of derivative liability	—	—	119
Deferred tax expense	(1,837)	(1,837)	(2,922)
Changes in assets and liabilities:	6,648	7,477	1,905
Net cash provided by operating activities	3,048	51,830	66,000

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	(1,976)	(3,129)
Holdings cash deconsolidated as a result of the Management Agreement	(50,303)	—	—
Resolute Holdings cash deconsolidated as a result of the Spin-Off	(10,000)	—	—
Capitalized software expenditures	(387)	(822)	(398)
Net cash used in investing activities	(60,690)	(2,798)	(3,527)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from employee stock purchase plan and exercise of options	121	121	221
Payments for taxes related to net share settlement of equity awards	(15,285)	(15,285)	(8,482)
Payment of term loan	—	(5,000)	(9,375)
Payment of tax receivable agreement liability	(4,735)	(4,735)	—
Contribution to Resolute Holdings	—	(10,008)	—
Distributions to non-controlling interest	—	—	(26,167)
Special distribution to non-controlling interest	—	—	(15,573)
Dividend to Class A shareholders	—	—	(8,922)
Proceeds from the exercise of warrants	4,888	4,888	—
Net cash used in financing activities	(15,011)	(30,019)	(68,298)
Net (decrease) increase in cash and cash equivalents	(72,653)	19,013	(5,825)
Cash and cash equivalents, beginning of period	77,461	77,461	41,216
Cash and cash equivalents, end of period	$ 4,808	$ 96,474	$ 35,391

Supplementary disclosure of cash flow information

Cash paid for interest	2,164	6,589	12,890
Cash paid for income taxes	11,487	11,487	1,920
Supplemental disclosure of non-cash financing activity:
Operating lease ROU assets exchanged for lease liabilities	4,224
Derivative asset - interest rate swap	(502)	(1,372)	(143)
Non-cash portion of warrant exercise	(2,306)	—	—
Contribution to Holdings for share-based compensation	6,919	—	—
Holdings net liabilities, excluding cash and cash equivalent, deconsolidated as a result of Management Agreement	(98,508)	—	—
Resolute Holdings net liabilities, excluding cash and cash equivalent, deconsolidated as a result of Spin-Off	(1,542)	—	—

Note: The Non-GAAP June 30, 2025 statement of cash flows represents a consolidation of the Company’s results with those of CompoSecure Holdings, for consistency with prior consolidated presentation.

Earnings Per Share: Non-GAAP Reconciliation

	Basic
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
(in thousands, except per share data)
Net (loss) income	$ (26,125)	$ 33,597	$ (4,633)	$ 50,670
Add (less): Provision (benefit) for income taxes	(1,762)	258	25,242	(578)
(Loss) income before income taxes	(27,887)	33,855	20,609	50,092

Add (less): mark-to-market adjustments (1)	64,157	(7,710)	35,006	1,442
Add: stock-based compensation	5,186	5,238	10,906	9,635
Less: Proforma Management fees	—	(3,292)	(2,045)	(6,527)
Add: Spin-off cost	433	—	5,452	—
Add: Secondary offering transaction costs	—	586	—	586
Adjusted net income before tax	41,889	28,677	69,928	55,228
Income tax expense (2)	13,498	6,229	14,722	11,996
Adjusted net income	28,391	22,448	55,206	43,232

Common shares outstanding used in computing net income per share, basic:
Class A and Class B common shares (3)	102,322	81,151	102,182	80,838
Adjusted net income per share - basic	$ 0.28	$ 0.28	$ 0.54	$ 0.53

	Diluted
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
(in thousands, except per share data)
Adjusted net income	28,391	22,448	55,206	43,232
Add: Interest on Exchangeable Notes net of tax	—	1,781	—	3,562
Adjusted net income used in computing net income per share, diluted (5)	28,391	24,229	55,206	46,794

Common shares outstanding used in computing earnings per share, diluted:	102,322	81,151	102,182	80,838
Warrants (4)	9,878	8,094	9,878	8,094
Exchangeable Notes (5)	—	13,000	—	13,000
Equity awards	2,694	2,490	3,113	2,600
Total Shares outstanding used in computing adjusted earnings per share-Diluted	114,894	104,735	115,173	104,532
Adjusted net income per share - Diluted	$ 0.25	$ 0.23	$ 0.48	$ 0.45

1) Includes the changes in fair value of warrant liability, make-whole provision of Exchangeable Notes and earnout consideration liability.
2) Reflects current and deferred income tax expenses. For the three and six months ended June 30, 2024 it was calculated using the Company's blended tax rate as if the Company did not have any non-controlling interest associated with its historical Up-C structure.

For the three months ended June 30, 2025, it was calculated by applying the Company's blended tax rate to the presented adjustments plus the Company’s tax provision. For the six months ended June 30, 2025, it was calculated by applying the Company's blended tax rate to the presented adjustments plus including the Company's provision less tax associated with a taxable gain from the distribution of appreciated property related to the Spin-Off.

3) Assumes both Class A and Class B shares participate in earnings and are outstanding at the end of the period. There were no Class B shares outstanding as of June 30, 2025.
4) Assumes treasury stock method, valuation at assumed fair market value of $14.47
5) The Exchangeable Notes were included through the application of the "if-converted" method. Interest related to the Exchangeable Notes, net of tax was excluded from net income. No Exchangeable Notes were outstanding during the three and six months ended June 30, 2025.